UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 20, 2011

STANDARD PACIFIC CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-10959 (Commission File Number)	33-0475989 (IRS Employer Identification No.)

15360 Barranca Parkway Irvine, California	92618
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 789-1600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective as of December 20, 2011, Standard Pacific Corp. (the “Company”) and Mellon Investor Services LLC (“Mellon”), as Rights Agent, entered into an Amended and Restated Rights Agreement (the “Amended Rights Agreement”), which agreement amends and restates in its entirety the Amended and Restated Rights Agreement, dated as of July 24, 2003, as amended by Amendment No. 1 to Rights Agreement, dated as of June 27, 2008 (as amended, the “Original Rights Agreement”).  The Original Rights Agreement and the rights issued thereunder were scheduled to expire on December 31, 2011.

The Amended Rights Agreement updates the exercise price of each right issued pursuant thereto (including rights issued pursuant to the Original Rights Agreement) to $20.00, extends the expiration date of such rights and the Amended Rights Agreement to December 31, 2014, and contains certain other clarifying and technical amendments.  While the Amended Rights Agreement is effective as of the close of business on December 20, 2011, the Company intends to seek ratification of the Amended Rights Agreement from its stockholders at the Company’s 2012 annual meeting of stockholders.

Mellon currently serves as transfer agent for the Company’s common stock.

The description of the Amended Rights Agreement provided above is qualified in its entirety by reference to the full text of the Amended Rights Agreement, which is attached hereto as Exhibit 4.1 and is incorporated by reference into this Item 1.01.

ITEM 3.03                      MATERIAL MODIFICATION OF RIGHTS OF SECURITY HOLDERS

The information in Item 1.01 above is hereby incorporated by reference into this Item 3.03.

ITEM 9.01                      FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

EXHIBIT NUMBER	DESCRIPTION

4.1	Amended and Restated Rights Agreement, dated as of December 20, 2011, by and between Standard Pacific Corp. and Mellon Investor Services LLC, as Rights Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2011

STANDARD PACIFIC CORP.

By:	/S/ JEFF J. MCCALL
Jeff J. McCall
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

4.1	Amended and Restated Rights Agreement, dated as of December 20, 2011, by and between Standard Pacific Corp. and Mellon Investor Services LLC, as Rights Agent.